INDEMNIFICATION AGREEMENT

	This Agreement is by and among ARROW-MAGNOLIA INTERNATIONAL, INC., a Texas corporation ("Arrow-Magnolia"), ARROW ACQUISITION LP, a Texas limited partnership ("Arrow Acquisition"), and ESTELLE SHWIFF ("Shwiff").

                                RECITALS

A.	Arrow Acquisition and Arrow-Magnolia (collectively hereinafter referred to as the "Arrow Entities") are parties to that certain Agreement and Plan of Merger dated as of October 7, 2004, as amended by that certain Amended and Restated Merger Agreement dated as of the date hereof (as so amended, the "Merger Agreement") pursuant to which a merger (the "Merger") of Arrow Acquisition with and into Arrow-Magnolia is to be consummated; and

B.	Shwiff has agreed to indemnify the Arrow Entities against certain indemnification claims.

                          STATEMENT OF AGREEMENT

NOW, THEREFORE, for good consideration, the parties, intending to be legally bound, agree as follows:

1. Indemnification. Until the "Maturity Date" set forth in that certain promissory note (the "Note") in the original principal amount of $200,000.00 to be executed and delivered by Arrow Acquisition to Shwiff at the Closing of the Merger Agreement, Shwiff agrees to indemnify and hold harmless the Arrow Entities from and against any and all amounts, including reasonable attorneys' fees and expenses, which the Arrow Entities may incur (a) with respect to indemnification and advance of expenses the Arrow Entities may be required or permitted to provide under the various Mutual Release and Indemnification Agreements (the "Releases") executed by the Arrow Entities and the various directors, officers and employees of Arrow-Magnolia in connection with the Merger and/or (b) with respect to any and all claims by any holder(s) of any "Dissenting Share(s)," as defined in Section 3.6 of the Merger Agreement. Notwithstanding the foregoing, Shwiff shall not be required to indemnify and hold the Arrow Entities harmless with respect to the first $1.60 per Dissenting Share and the maximum amount that Shwiff shall be required to indemnify and hold the Arrow Entities harmless for shall be limited to $200,000.00.

2. Offset. If any claims are made on or prior to the Maturity Date with respect to which the Arrow Entities may be entitled to indemnification hereunder, then Arrow Acquisition shall be entitled to withhold the amount of such claims from amounts payable under the Note until such time as such claims are resolved. Pending resolution of any such claims, no interest shall accrue with respect to the amounts owed under the Note. If such claims result in the Arrow Entities being entitled to indemnification under this Agreement, then Arrow Acquisition shall be entitled to offset such amounts from amounts due and payable under the Note. If a dispute arises as to whether or not a valid claim for indemnification hereunder exists, the parties hereto agree that such dispute shall be resolved pursuant to the expedited procedures of the commercial arbitration rules of the American Arbitration Association regardless of the amount in controversy, with each party to bear its own arbitration costs and expenses. The parties stipulate that the hearing locale for any such arbitration proceeding will be Dallas, Texas. Judgment upon the award rendered as a result of such arbitration may be entered in any court having jurisdiction thereof. The parties further stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of or relating to whether any such valid claim exists. If it is so determined that the Arrow Entities have withheld amounts as to an invalid claim or have withheld amounts in excess of the ultimate claims paid, the Arrow Entities shall, immediately upon such determination, pay such improperly withheld or excess amounts to Shwiff, together with interest at the rate set forth in the introductory paragraph of the Note.

3. Health Insurance. Until the payment or satisfaction of all amounts due under the Note (whether by actual payment or offset pursuant to Section 2 above), the Arrow Entities shall pay the premiums (up to $460 per month) for and maintain in effect for the benefit of Shwiff health insurance providing coverage no less favorable than that which is currently provided to Shwiff by Arrow Magnolia.

4. Controlling Law; Construction. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed on the parties hereunder shall be governed by the laws of the State of Texas. This Agreement is executed and delivered in connection with and pursuant to the Merger Agreement, and shall be construed as a part of the transactions contemplated by the Merger Agreement.

5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute but one and the same instrument.

6. Assignability. No party may assign its rights or delegate its duties hereunder without the prior written consent of the other parties.

7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, legal representatives and permitted assigns. No person or entity not a party to this Agreement shall have rights hereunder as a third party beneficiary or otherwise.

8. Entire Agreement. This Agreement constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the parties hereto, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

9. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Agreement to which such declaration does not relate. In this event, this Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Agreement otherwise shall remain in full force and effect.

10. Headings. Headings of particular sections of this Agreement are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

11. Notices. Any notice provided for by this Agreement and any other notice, demand or communication that any party may wish to send to another party shall be in writing and either delivered in person or sent by registered or certified United States mail, first-class postage prepaid, return receipt requested in a properly sealed envelope, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth below:

If to Shwiff:
At the address set forth opposite
the Shwiff's
name on the signature page of this
Agreement

If to the Arrow Entities:

ARROW ACQUISITION LP
8433 South Kingston Avenue
Tulsa, Oklahoma 74137
Attention:  Ms. Tanya Shaw

Any address or name specified above may be changed by a notice given by the addressee to the other parties in accordance with this Section 11. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

12. Amendments and Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof shall be effective for any purpose unless specifically set forth in a writing signed by the parties hereto. No waiver of any breach or default or of any right or remedy herein provided or otherwise available shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

13. Termination of Merger Agreement. This Agreement is executed and delivered contemporaneously with the execution and delivery of the Merger Agreement, but shall become effective on and as of the Effective Date (as defined in the Merger Agreement) of the Merger. If the Effective Date (as defined in the Merger Agreement) of the Merger shall not occur, this Agreement shall not become effective but shall be void and of no force or effect.

14. Previous Agreement. This Agreement supercedes and replaces that certain Indemnification Agreement previously executed by the parties hereto on or about October 7, 2004.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the ____ day of December, 2004.

ARROW ACQUISITION LLP


  By: AM Management LLC, General
Partner

     By
___________________________________
     Tanya Shaw, Manager

ARROW-MAGNOLIA INTERNATIONAL, INC.


By
___________________________________
Mark I. Kenner, Chief Executive
Officer



_______________________________________
Estelle Shwiff
Address for Estelle Shwiff:

_______________________________________
_______________________________________